United States Securities and Exchange Commission

Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Asyst Technologies, Inc.

(Name of Registrant, as Specified in Its Charter)

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ASYST TECHNOLOGIES, INC.
48761 Kato Road
Fremont, CA 94538
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 23, 2005
To the Shareholders of Asyst Technologies, Inc.:
      Notice is hereby given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Tuesday, August 23, 2005, at 10:00 a.m. local time, at our offices at 48761 Kato Road, Fremont, California 94538, for the following purposes:

1. To elect directors to serve for the ensuing year, and until their successors are elected.

2. To approve amendments to our 2003 Equity Incentive Plan to: (a) increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for award as incentive stock options, from 1,900,000 shares to 3,900,000 shares, and (b) increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be awarded as restricted stock from 20% to 30%.

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year.

4. To transact such other business as may properly come before the meeting, or at any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Our Board of Directors has fixed the close of business on July 8, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders, and at any adjournment or postponement thereof.

By Order of the Board of Directors

Steve Debenham
Secretary
Fremont, California
July 15, 2005
      All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the meeting, please complete, date, sign and return the enclosed Proxy Card as promptly as possible to ensure your representation at the meeting.
      You may also vote your shares on the Internet or by telephone by following the instructions on the Proxy Statement accompanying this Notice. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with the voting instruction form your nominee has sent to you.
      A return envelope (which is postage prepaid, if mailed in the United States) is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the meeting. However, if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

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ASYST TECHNOLOGIES, INC.
48761 Kato Road
Fremont, CA 94538
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
August 23, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on August 23, 2005, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 48761 Kato Road, Fremont, California 94538. We intend to mail this Proxy Statement and accompanying Proxy Card on or about July 18, 2005 to all shareholders entitled to vote at the Annual Meeting.
      Beginning with the fourth quarter of the just-closed fiscal year 2005, we close our books on the last day of each month of the fiscal quarter and year. In prior fiscal year 2004, we closed our books on the last Saturday of each quarter and thus the actual date of the fiscal 2004 year-end is different from the year-end date used throughout this Proxy Statement when referring to our fiscal 2004 year-end. For convenience of presentation and comparison to prior fiscal years ended March 31, we refer throughout this Proxy Statement to a fiscal year ended March 31, 2005, March 31, 2004 and March 31, 2003. However, each reference to our fiscal year ended March 31, 2004 is to our actual fiscal year ended on the last Saturday of March for that period.
      The Compensation Committee Report, the Audit Committee Report, references to the independence of our Audit Committee members, and the Stock Performance Graph are not deemed to be “soliciting materials” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any of the filings previously made or to be made in the future by Asyst under the Exchange Act or the Securities Act of 1933, as amended (except to the extent Asyst specifically incorporates any such information into a document that is filed).
Solicitation
      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the accompanying Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, The Proxy Advisory Group of Strategic Stock Surveillance, LLC. No additional compensation will be paid to our directors, officers or other regular employees for such services, but Strategic Stock Surveillance will be paid its customary fee, estimated to be $10,000, if it renders solicitation services.
Voting Rights and Outstanding Shares
      Only holders of record of our common stock at the close of business on July 8, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 8, 2005, we had outstanding and entitled to vote 47,776,961 shares of our common stock.

      Each holder of record of our common stock on such date will be entitled to one vote for each share held on such date on all matters to be voted upon at the Annual Meeting.
      A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding and entitled to vote as of the record date is represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular matter because the nominee does not have discretionary authority on that matter and has not received voting instructions from the beneficial owner. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the shares of our common stock outstanding and entitled to vote as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.
      Proposal 1: Directors are elected by a plurality of the votes present in person or represented by proxy and voting. Therefore, the seven nominees receiving the highest number of affirmative votes will be elected.
      Proposals 2 and 3: To be approved, Proposal 2 (Approval of Amendments to the 2003 Equity Incentive Plan) and Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm) each requires the affirmative vote of a majority of those shares present (in person or represented by proxy) and voting at the Annual Meeting. This affirmative vote must also constitute at least a majority of the minimum number of shares required to establish a quorum.
      Under California law, abstentions and broker non-votes are not counted as shares present and voting on a particular proposal, and thus will not directly affect the voting outcome on any proposal. However, abstentions and/or broker non-votes could have the indirect effect of defeating Proposals 2 or 3 if the affirmative votes cast comprise a majority of the votes present and voting, but are less than a majority of the minimum number of shares required to establish a quorum.
      Also, under the current rules of the New York Stock Exchange that govern voting by brokers, a broker or other nominee that is a member of the exchange is prohibited from voting on Proposal 2 unless the nominee receives specific voting instructions from the beneficial owner of the shares. Therefore, we encourage all beneficial owners to return promptly to their brokers or other nominees the voting instruction form they receive from their nominees. Brokers are permitted to vote on routine matters such as the election of directors without voting instructions from beneficial owners.
Voting via the Internet or by Telephone
      Shareholders may grant a proxy to vote their shares by means of the telephone or via the Internet.
      The telephone and Internet voting procedures described below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares, and to confirm that such shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.
For Shares Registered in Your Name
      Shareholders of record may go to www.eproxyvote.com/asyt to grant a proxy to vote their shares by means of the Internet. They will be required to provide the last four digits of their tax identification number and the control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE(1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank
      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than from Asyst’s proxy card.
      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the ability to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.
General Information for All Shares Voted via the Internet or by Telephone
      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on August 22, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Revocability of Proxies
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with Asyst’s Investor Relations Department at our principal executive offices at 48761 Kato Road, Fremont, CA 94538, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
Shareholder Proposals
      Pursuant to Rule 14a-8 of the Exchange Act, the deadline for our receipt of a shareholder proposal eligible to be considered for inclusion in our Proxy Statement and form of proxy for our Annual Meeting of Shareholders in 2006 is March 20, 2006.
      Under our Bylaws, shareholders seeking to bring business or nominate directors at an annual meeting of shareholders must provide timely notice in writing to Asyst. To be timely with respect to the annual meeting of shareholders to be held in calendar year 2006, a shareholder’s notice must be delivered to the attention of the Secretary at the principal executive offices of Asyst, and received no later than June 3, 2006. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, such notice to be timely must be so delivered and received a reasonable time before Asyst mails its proxy statement for that meeting. If Asyst does not receive timely notice of a shareholder proposal, Asyst’s management will use its discretionary authority with respect to that proposal to vote the proxies received as our Board may recommend.
      Article III, Section 8 of our Bylaws requires the notice from a shareholder seeking to bring business or nominate a director at an annual meeting to include: (a) a brief description of the proposal and reasons for bringing it before the meeting; (b) the name and address of the shareholder; (c) the class and number of shares of Asyst stock beneficially owned by the shareholder; (d) any material interest of the shareholder in the proposal; and (e) any other information that is required under SEC rules to be provided by the shareholder acting as a proponent of a shareholder proposal.
      Shareholder proposals under the procedures described above must be in writing and delivered to or mailed and received by Asyst no later than the applicable deadline, at Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538, and Attention: Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS
      There are seven nominees for the seven Board positions currently authorized under our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors and, with the exception of Mr. Simon, all of them have been elected for their current term by our shareholders. Mr. Simon was appointed to our Board on January 10, 2005, to fill the vacancy created upon the resignation of director P. Jackson Bell.
      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
      The vote required for approval of this proposal is described under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF EACH NAMED NOMINEE.
Nominees
      The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Stephen S. Schwartz, Ph.D.	45	Chairman of our Board of Directors, President and Chief Executive Officer of Asyst
Stanley Grubel	63	Retired Vice President and General Manager, Philips Semiconductor Manufacturing, Inc., and retired CEO of MiCRUS Corporation
Tsuyoshi Kawanishi	76	Retired Executive Senior Vice President and Director, Toshiba Electronic Co., Ltd.
Robert A. McNamara	51	Senior Group Executive, Fluor Corporation
Anthony E. Santelli	65	Retired Executive Vice Chairman, USA Global Link, and retired General Manager, IBM
William Simon	66	Retired Executive Vice President, BearingPoint, Inc., and retired National Managing Partner, KPMG LLP
Walter W. Wilson	61	Retired Senior Vice President, Solectron Corporation
      Dr. Schwartz has served as Chairman of our Board since January 2003. He has been a director of Asyst since August 2002, when he was elected to the Board in conjunction with his appointment as our President and Chief Executive Officer. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations, and became Executive Vice President, Product Groups and Operations in October 2001. Prior to joining us, he served as President of Consilium, a software company and wholly owned subsidiary of Applied Materials, Inc., from May 1999 to January 2001. Between May 1997 and May 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business, a supplier of products and services to the global semiconductor industry. From September 1992 to May 1999, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials. He has been a director of Semiconductor Equipment and Materials International, or SEMI, since July 2003.

      Mr. Grubel has served as a director of Asyst since January 1997. He served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. from June 2000 until his retirement in 2002. Prior to such time, he served as Chief Executive Officer of MiCRUS Corporation, a semiconductor manufacturing company, from September 1994 through June 2000. Between January 1990 and September 1994, he served in various executive positions for IBM. Since May 1999, he has also served as a director of CH Energy Group, Inc.
      Mr. Kawanishi has served as a director of Asyst since June 2003. He currently also serves as a director of Semiconductor Manufacturing International Corporation, a semiconductor foundry in the People’s Republic of China, and Tata Consultancy Services Japan. Mr. Kawanishi previously served on the board of Applied Materials, Inc. from 1994 to 2001. He is a former Executive Senior Vice President and director of Toshiba Electronic Co., Ltd. He currently serves as chairman of The Society of Semiconductor Industry Seniors in Japan, and previously served on the International Advisory Panel for Singapore Technologies Pte Ltd.
      Mr. McNamara has served as a director of Asyst since October 1999. Mr. McNamara is Senior Group Executive with the Fluor Corporation, an engineering, procurement, construction and maintenance company, previously serving as its Group Executive — Industrial and Infrastructure, beginning in 2001. From June 1999 to 2001, he served as President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, Mr. McNamara served as President of Marshall Contractors from 1982 until Marshall was acquired by Fluor Corporation in October 1996.
      Mr. Santelli has served as a director of Asyst since May 2001. He served as Executive Vice Chairman of USA Global Link, a telecommunications and information services company, from August 1999 until retiring in May 2001. From March 1997 until July 1999, Mr. Santelli served as a General Manager of IBM Printing Systems Company. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, of IBM Personal Computer Company.
      Mr. Simon joined our Board in January 2005. From February 2001 to July 2004, Mr. Simon was a director of Duane Reade, Inc., serving as chair of its audit committee and as its audit committee financial expert. From July 1998 to 2002, Mr. Simon held various executive positions with BearingPoint, Inc., a business and systems integration consulting firm (which, prior to its public offering in 2001, was the consulting entity of KPMG LLP). From 2001 until his retirement from BearingPoint in 2002, Mr. Simon served as its Executive Vice President, International Consulting, and from July 1998 to 2001 as its CEO, Latin America Consulting. Mr. Simon held various positions with KPMG LLP over a 37-year period, until his retirement, including until June 1998 as its National Managing Partner for the firm’s Manufacturing, Retailing and Distribution Practice (a vice chairman position). Mr. Simon also served as Partner in Charge of KPMG’s Management Consulting and Audit Practices (vice chairman positions), as well as serving as Chair of the Audit and Management Consulting Practice Committees.
      Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000, he has been a business consultant. From 1989 until he retired in October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, a provider of electronics manufacturing and integrated supply chain services, most recently as its Senior Vice President, Business Integration and Information Technology.
      There are no family relationships among any of our directors or executive officers.
Board and Committee Meetings and Attendance
      During the fiscal year ended March 31, 2005, by telephone or in person, our Board held 7 meetings, the Audit Committee held 19 meetings, the Governance and Nominating Committee held 2 meetings, and the Compensation Committee held 16 meetings. In addition, our Board formed a special-purpose committee during the fiscal year to review with management strategic initiatives of the Company, which committee held 3 meetings during the fiscal year. During the fiscal year ended March 31, 2005, each incumbent Board member attended at least 75% of the aggregate number of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively;

except as follows: Mr. Kawanishi attended 4 of 7 meetings of the Board held during the period for which he was a director.
Committee Membership
      There are three standing committees of our Board: Audit Committee, Governance and Nominating Committee, and Compensation Committee. The members of these committees currently are:

Governance and
	Audit	Nominating	Compensation
Director Name and Positions	Committee	Committee	Committee

Stephen S. Schwartz (Chairman, Chief Executive Officer and President)	—	—	—
Stanley Grubel (Director)	X	Chair	X
Tsuyoshi Kawanishi (Director)	—	—	—
Robert A. McNamara (Director)	X	—	—
Anthony E. Santelli (Director)	—	—	Chair
William Simon (Director)	X	—	—
Walter W. Wilson (Director)	Chair	X	—
Director Independence and Executive Sessions
      Our Board determined in June 2005 that each of the directors, other than Dr. Schwartz, is an independent director as defined in Rule 4200 of the Nasdaq listing standards.
      The foregoing independence determination also included the conclusions of our Board that each of the members of its Audit Committee, Governance and Nominating Committee, and Compensation Committee listed above is independent, as defined under the Nasdaq listing standards, and, with respect to the Audit Committee, independent under additional SEC rules defining independence for members of an audit committee.
      Our Board’s policy is to hold executive sessions at which only independent directors are present at least twice during the fiscal year ending March 31, 2006. These sessions may occur in conjunction with regularly scheduled meetings of our Board.
Audit Committee
      Charter and Purposes. The charter of the Audit Committee was amended and restated by our Board in May 2004 (and is available on our website, as described below under “Corporate Governance and Website Information”). The primary purposes of this committee are to oversee on behalf of our Board: (a) Asyst’s accounting and financial reporting processes and integrity of Asyst’s financial statements; (b) the audits of Asyst’s financial statements and appointment, compensation, qualifications, independence and performance of Asyst’s independent registered public accounting firm; (c) Asyst’s compliance with legal and regulatory requirements; and (d) Asyst’s internal control over financial reporting.
      Members. In addition to the determination by our Board of the independence of the members of this committee, described above under “Director Independence and Executive Sessions,” our Board has also determined that each of the members of the Audit Committee meets the requirement of the Nasdaq listing standards that the member be able to read and understand fundamental financial statements, including a company’s balance sheet, income and cash flow statements. Additionally, our Board has determined that Mr. Grubel, Mr. McNamara, Mr. Simon and Mr. Wilson each meets the requirement of the Nasdaq listing standards that at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication.

      Audit Committee Financial Expert. Our Board has determined that incumbent director Mr. Simon meets the definition of an “audit committee financial expert,” as defined in SEC rules.
Governance and Nominating Committee and Director Nomination Process
      Charter and Purposes. This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) recommend to our Board individuals qualified for election to serve on our Board by shareholders at each annual meeting of shareholders, and to fill vacancies on our Board; (b) implement our Board’s criteria for selecting new directors; and (c) develop, recommend to our Board, and assess corporate governance policies for the company.
      Members. Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”
      Process for Identifying Director Candidates. The committee periodically evaluates the size and composition of our Board with a goal of maintaining continuity of knowledge of our company, industry knowledge, and operational and financial oversight experience. In the evaluation of director nominees, the committee expects to consider the candidate’s independence under applicable standards, professional skills and experience that will enable him or her to contribute to the oversight function of our Board, time to devote to the functions of our Board, and other considerations particular to our company and the functions of our Board and its committees.
      The committee may identify and evaluate candidates for director by means of in-person interviews, retention of paid consultants, and recommendations from directors and management. The committee will also consider nominations timely made by shareholders pursuant to the requirements of our Bylaws and applicable SEC rules referred to under “Information Concerning Solicitation and Voting — Shareholder Proposals.” Our Board has adopted the same criteria to evaluate nominees for director whether the nominee is recommended by a shareholder, or other source.
      Source of Recommendation for Current Nominees. The Governance and Nominating Committee formally recommended the nominees for director included in this Proxy Statement. The Governance and Nominating Committee was also responsible for recommending Mr. Simon’s appointment to our Board in January 2005 following the resignation of a director. Mr. Simon was identified and referred by a non-management director to our Board as a candidate for director who would also be qualified to serve on the Audit Committee and as its audit committee financial expert.
      Past Nominations from More than 5% Shareholders. Under SEC rules (and assuming consent to disclosure is given by the proponent and nominee), Asyst must disclose any nominations for director made by any person or group beneficially owning more than 5% of Asyst’s outstanding common stock by the date that is 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. Asyst did not receive any such nominations.
Compensation Committee
      Charter and Purposes. This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) determine and otherwise discharge the responsibilities of our Board relating to the compensation of our executive officers; (b) evaluate the performance of our executive officers and assess management succession planning; (c) recommend to our Board the cash and non-cash compensation policies for the non-employee directors; and (d) exercise the authority of our Board with respect to the administration of our stock-based and other incentive compensation plans.
      Members. Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”

Shareholder Communications to Our Board
      Any record or beneficial owner of our stock, employee or other person who has concerns about accounting, internal accounting controls, or auditing matters relating to Asyst may contact our Board’s Audit Committee, care of the Audit Committee Chair:

•	via e-mail, at “asyt@openboard.info”

•	via phone, by means of our “hotline” service provider, at (866) 254-2708 (toll-free, if made within the U.S.A.)

•	via internet, by means of our “hotline” service provider, at “http://www.openboard.info/asyt”

•	via U.S. mail to the Audit Committee of the Board of Directors, in care of the following address:

Asyst Technologies, Inc.
Attn: Secretary
48761 Kato Road
Fremont, California 94538
Any shareholder may also communicate with members of our Board or its committees in writing addressed to the Board, a committee or individual directors, as the case may be, in care of our Secretary, mailed or delivered to Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538. Our Secretary will forward or otherwise deliver all such communications to the intended recipients designated in the communication.
      Communications from an employee or agent of Asyst will not be treated as communications from a shareholder unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.
      Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in our proxy statement under SEC Rule 14a-8, or in compliance with our Bylaws, are subject to specific notice and other requirements referred to under “Information Concerning Solicitation and Voting — Shareholder Proposals.” The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.
      Asyst has not adopted a formal policy requiring director attendance at our annual meetings. At our annual meeting on September 21, 2004, Mr. Wilson attended the meeting.
Corporate Governance and Website Information
      Asyst believes that it is currently in compliance with the corporate governance requirements of the Nasdaq listing standards, and will be in compliance with these requirements as of the date of the Annual Meeting (assuming the nominees for director are elected and the absence of circumstances beyond our control that would adversely affect such compliance). The principal elements of these governance requirements as implemented by Asyst are:

•	affirmative determination by our Board that a majority of the directors is independent;

•	regularly scheduled executive sessions of our independent directors;

•	a code of business conduct applicable to Asyst directors, officers and employees that meets the definition of a code of ethics set forth in SEC rules. The code also includes a section entitled “Special Obligations of our CEO and CFO” applicable to our principal executive, principal financial and principal accounting officers that contains specific standards applicable to these senior officers with responsibilities for disclosure to investors and financial reporting;

•	Audit Committee, Governance and Nominating Committee, and Compensation Committee composed of independent directors, and having the purposes and charters described above under the separate committee headings; and

•	specific authority and procedures outlined in the charter of the Audit Committee.
The Corporate Governance Policies of our Board, the charters of the three committees described above, and the Code of Business Conduct are available without charge on the Asyst website at www.asyst.com, by clicking on “Investor Relations,” then “Corporate Governance,” and then “Highlights.”

Compensation of Directors
      Upon appointment to our Board, we provide to each new non-employee director a sign-on award, on a deferred basis, of shares of our common stock with a value equal to $120,000. The award vests over three years from the date of award, but the shares subject to the award cannot be sold unless and until the recipient has ceased to be a member of our Board for any reason (however, members are permitted to direct the sale of incremental shares subject to such awards to cover taxes or fees assessed on imputed or other income associated with vesting). Each non-employee director also receives an annual award of shares of our common stock with a value equal to $60,000, determined as of the beginning of the fiscal year. The award vests over three years from the date of the award, but the shares subject to the award cannot be sold during the three-year period unless and until the recipient ceases to be a member of the Board for any reason (however, members are permitted to direct the sale of incremental shares subject to such awards to cover taxes or fees assessed on imputed or other income associated with vesting). Accordingly, each non-management director received in May 2005 an award of 13,000 shares of our common stock. In addition, each non-employee director receives annually a $35,000 cash retainer, or a pro-rata portion thereof, for service on our Board.
      Each non-employee director who serves on our Board also receives $2,000 for each Board meeting attended in person and $1,000 if attended telephonically, and $1,000 for each Board committee meeting attended in person and $500 if attended telephonically (including for service on special committees). Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee also receives a $5,000 annual cash retainer, or pro-rated portion thereof. The chair of the Audit Committee and the audit committee financial expert each also receives an additional annual cash retainer of $10,000, or pro-rated portion thereof. The chair of the Compensation Committee and Governance and Nominating Committee also each receives an additional annual cash retainer of $7,500, or pro-rated portion thereof. In June 2004, our Board approved an annual cash retainer of $5,000, or pro-rated portion thereof, to be paid to each non-management director of our wholly owned subsidiary, Asyst Japan, Inc.
      Directors are not paid by the hour for work performed on special projects. Instead, directors will receive $5,000 per project (or $1,000 per day, as determined by the Board) involving overseas travel if assigned by the Board as a whole. The members of our Board also are reimbursed for their expenses incurred in connection with attendance at Board and committee meetings, in accordance with our reimbursement policy. In fiscal year 2005, we also paid approximately $1,000 in incremental expenses incurred by the spouses of three Board members in conjunction with a Company-sponsored meeting of our Board in Beijing, China in October 2004. These incremental expenses included group meals, events and transportation scheduled as part of the Company’s meeting program.
      In fiscal year 2005, our Board approved an annual stock award in August 2004 to continuing directors who served on our Board as of April 1, 2004. Restricted Stock Units representing 7,000 shares of our common stock were granted to each of Mr. Grubel, Mr. Kawanishi, Mr. McNamara, Mr. Santelli and Mr. Wilson. Mr. Bell, who resigned as a director effective January 10, 2005, received earlier in fiscal year 2005 a pro-rated award representing 5,250 shares of our common stock. In January 2005, our Board approved a stock award to Mr. Simon representing 1,750 shares of our common stock, which reflected his annual stock award for the period he served from his appointment to our Board in January 2005 through the end of fiscal year 2005. The awards, subject to an election by individual members to defer distribution of the vested shares, vest over three years from the date of the award. Shares subject to each award may not be sold during the three-year period unless and until the member ceases service on the board for any reason (however, members are permitted to direct the sale of incremental shares subject to such awards to cover taxes or fees assessed on imputed or other income associated with vesting).
      In January 2005, Mr. Simon also received an award representing 26,335 shares of our common stock in conjunction with his initial appointment to our Board as a non-employee director. The award vests over three years from the date of award, and shares subject to the award may not be sold unless and until Mr. Simon ceases service on our Board for any reason (however, Mr. Simon is permitted to direct the sale of incremental shares subject to the award to cover taxes or fees assessed on imputed or other income associated with vesting).

      Mr. Kawanishi received fees from our wholly owned subsidiary, Asyst Japan, Inc., during fiscal year 2005 for consulting services directly provided to that entity. The consulting fees, of JPY 400,000 monthly, totaled $44,640 during fiscal year 2005 (calculated at exchange rates applicable as of March 31, 2005), and are separate from the $5,000 annual cash retainer he receives for service as a non-management member of that entity’s board of directors.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee oversees our financial reporting process on behalf of our Board. Our Board has adopted a written Audit Committee Charter. Management has the primary responsibility for financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee also discussed and reviewed with the independent auditors results of their examination of the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also considered whether provision of non-audit services is compatible with maintaining the auditors’ independence.
      The Audit Committee discussed with the independent auditors the overall scope and plans for their audit, and regularly meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the SEC.

Audit Committee

Walter W. Wilson, Chair
Stanley Grubel
Robert A. McNamara
William Simon
PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN
      We are asking our shareholders in this Proposal 2 to approve the following amendments to the Asyst Technologies, Inc. 2003 Equity Incentive Plan to:

•	increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for award as incentive stock options, from 1,900,000 shares to 3,900,000 shares; and

•	increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be awarded as restricted stock from 20% to 30%.
References below to the “2003 Plan” mean the Asyst Technologies, Inc. 2003 Equity Incentive Plan, as proposed to be amended, unless the context otherwise indicates. A copy of the proposed amended 2003 Plan is attached as Appendix A. The description of the 2003 Plan outlined below is qualified in its entirety by reference to the 2003 Plan.
      If shareholders do not approve the amendments described above, the 2003 Plan will remain in effect without the amendments described above. This could result in our not having shares available under the 2003 Plan to grant as options or restricted stock awards to our key employees, officers or directors, which could impair our ability to attract and/or retain such personnel.
      The 2003 Plan does not provide for an automatic share reserve increase provision, commonly known as an “evergreen” provision. In addition, the 2003 Plan prohibits Asyst from “repricing options” without shareholder approval (see “Administration” below).
      The vote required for approval of this proposal is described under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
Background
      In September 2003, our shareholders approved the 2003 Plan and reserved 1,000,000 shares of our common stock for issuance under the plan. In July 2004, our Board approved amendments to the 2003 Plan to: (a) increase to 1,900,000 the aggregate number of shares of our common stock authorized for issuance under this plan, and available for award as incentive stock options; (b) increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be awarded as restricted stock awards from 10% to 20%; and (c) limit to six (6) years the term of future option awards under this plan. Our shareholders approved these amendments at our Annual Meeting on September 21, 2004.
      In June 2005, our Board approved amendments to the 2003 Plan described above, subject to approval by our shareholders. Except for the 2003 Plan and our 1993 Employee Stock Purchase Plan, our other shareholder-approved equity compensation plans have expired. As a consequence, the 2003 Plan is our primary means to make available equity-based incentive compensation to our key employees, executive officers and our Board. We believe that the ability to continue to make available equity-based incentives to our key personnel is important to attract and retain talented individuals whose contributions to Asyst will continue to promote the interests of our shareholders.
      See “Equity Compensation Plan Information,” below, for information concerning outstanding options and rights, weighted average exercise prices, and shares available for future awards under our equity plans that have and have not been approved by shareholders. As of the July 8, 2005, record date for the Annual Meeting, we had outstanding 47,776,961 shares of our common stock. The additional 2,000,000 shares requested for the 2003 Plan represent approximately 4.2% of these outstanding shares.
General
      The 2003 Plan provides for awards of both incentive and nonstatutory stock options, and restricted stock. Incentive stock options awarded under the 2003 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options awarded under the 2003 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.
Purpose
      The 2003 Plan was adopted to: (a) provide our officers, directors, employees and consultants a means to acquire our stock; (b) assist in securing and retaining the services of employees; and (c) encourage these persons to exert maximum efforts for our success. All of our approximately 750 regular employees and directors, which includes the regular employees of our majority-owned and wholly-owned subsidiaries are eligible to participate in the 2003 Plan.
Administration
      The 2003 Plan is administered by our Board. The Board has the power to construe and interpret the 2003 Plan and, subject to the provisions of the 2003 Plan, to: (a) select the persons to whom awards are to be made; (b) designate the number of shares covered by each stock award; (c) determine whether an option is an incentive stock option or a nonstatutory stock option; (d) establish vesting schedules; (e) specify the exercise or purchase price and the type of consideration to be paid to us upon exercise or purchase; and (f) subject to restrictions, specify any other terms. Our Board is authorized to delegate administration of the 2003 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, such committee may consist solely of two or more “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, or two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2003 Plan to its Compensation Committee. As used herein with respect to the 2003 Plan, the “Board” refers to the Compensation Committee as well as to our Board.
      Notwithstanding the Board’s powers under the 2003 Plan, unless shareholder approval is received the Board may neither reduce the exercise price of an outstanding option nor cancel an outstanding option, in exchange for a new option or for shares of stock.
Eligibility
      We may grant incentive stock options under the 2003 Plan only to employees, including officers and employee directors, of Asyst and our affiliates. Employees, including officers, and directors and certain consultants are eligible to receive nonstatutory stock options and restricted stock under the 2003 Plan.
      The per-individual, per-calendar year period limitation on the number of shares that can be subject to a stock option under the 2003 Plan is 400,000 shares of our common stock. This limitation generally permits us to deduct for tax purposes the compensation attributable to the exercise of options granted under the 2003 Plan.
      Subject to shareholder approval, no more than 30% of the shares authorized for issuance under this plan may be awarded as restricted stock. This limit was previously 20% under the 2003 Plan.
      No incentive stock option may be awarded under the 2003 Plan to any person who, at the time of the award, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, unless the option exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of award, and the term of the option does not exceed five years from the date of award. For incentive stock options awarded under the 2003 Plan, the aggregate fair market value, determined at the time of award, of the shares of our common stock with respect to which such options are exercisable for the first time by an optionee during any calendar year, under all such plans of Asyst and our affiliates, may not exceed $100,000.
Stock Subject to the 2003 Plan
      If awards under the 2003 Plan expire or otherwise terminate without being exercised the common stock underlying these awards again becomes available for issuance under the 2003 Plan. If our company reacquires unvested stock issued under the 2003 Plan, the reacquired stock will again become available for reissuance under the 2003 Plan.
      Subject to shareholder approval, the total number of shares of our common stock authorized for issuance under the 2003 Plan is 3,900,000 shares. Of the total number of shares reserved under the 2003 Plan, and subject to shareholder approval, no more than 3,900,000 shares of our common stock may be issued pursuant to the exercise of incentive stock options awarded under the 2003 Plan. The 2003 Plan previously reserved 1,900,000 shares for these purposes.

Terms of Options
      The following is a description of the permissible terms of options under the 2003 Plan. Individual option awards may be more restrictive as to any or all of the permissible terms described below.
      Exercise Price; Payment. The exercise price to purchase shares of our common stock pursuant to an incentive stock option under the 2003 Plan may not be less than the fair market value of our common stock on the date of the option award, and in some cases, may not be less than 110% of this fair market value. See “Eligibility,” above. The exercise price to purchase shares of our common stock pursuant to nonstatutory stock options under the 2003 Plan may not be less than 100% of the fair market value of our common stock subject to the option on the date of the option award. At July 8, 2005, the closing price of our common stock as reported on the Nasdaq National Market was $4.79 per share.
      The exercise price of options awarded under the 2003 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other common stock of Asyst, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.
      Transferability. Under the 2003 Plan, an optionee may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option may be exercised only by the optionee. An option may be exercised by the optionee’s estate within eighteen months of the optionee’s death. An optionee may not transfer a nonstatutory stock option except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the optionee may transfer the nonstatutory stock option upon the terms and conditions set forth in the option agreement. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.
      Option Exercise. Options granted under the 2003 Plan may become exercisable, or vest, in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options awarded under the 2003 Plan may permit early exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase such shares. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Asyst, by withholding from compensation paid to the optionee or by a combination of these means.
      Term. The maximum term of options under the 2003 Plan is six (6) years (except that in certain cases the maximum term will be five years). See “Eligibility,” above. Under the 2003 Plan options terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Asyst or any of our affiliates, unless: (a) such termination of employment is due to such person’s permanent and total disability, as defined in the Code, in which case the option may, but need not, provide that the optionee may exercise the option within one year of this termination; (b) the optionee dies while employed by or serving as a consultant or director of Asyst or any affiliate of Asyst, or within a specified period after termination of this relationship, in which case the option may, but need not, provide that the optionee may exercise the option to the extent the option was exercisable at the time of the optionee’s death within eighteen months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (c) the option expires earlier under its original term; or (d) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting or director relationship.
Terms of Restricted Stock Awards
      Payment. The Board determines the purchase price for a restricted stock award but the Board may award restricted stock for no purchase price. The purchase price for a restricted stock award may be payable in cash, under a deferred payment arrangement, by services rendered or to be rendered, or by any other form of legal consideration acceptable to the Board.
      Transferability. Rights under a restricted stock award may not be transferred.
      Vesting. Shares of stock sold or awarded under the 2003 Plan must be subject to a repurchase option in favor of our company in accordance with a vesting schedule as determined by our Board. The minimum vesting schedule is three years, if vesting is based on time spent providing services to our company, and one year, if vesting is based on performance criteria determined by the Board.
      Termination of Continuous Service. Upon termination of the recipient’s services prior to vesting of the restricted stock award, we may repurchase or otherwise reacquire the shares subject to the restricted stock award.
Adjustment Provisions
      If there is any change in the common stock subject to the 2003 Plan or subject to any stock awarded under the 2003 Plan without the receipt of consideration by us, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the 2003 Plan and the stock awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 2003 Plan and outstanding stock awards.
Effect of Mergers or Other Corporate Reorganizations
      In the event of: (a) the sale or other disposition of all or substantially all of the consolidated assets of our company or its subsidiaries, as determined by the Board in its discretion; (b) the sale or other disposition of at least ninety percent of the outstanding securities of our company; or (c) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may assume or continue awards outstanding under the 2003 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume or continue such awards, or substitute similar awards, then with respect to awards held by participants whose service with Asyst or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Asyst.
Duration, Amendment and Termination
      The Board may suspend or terminate the 2003 Plan without shareholder approval or ratification at any time, or from time to time. The 2003 Plan will otherwise terminate as of July 21, 2013.
      The Board may also amend the 2003 Plan at any time, or from time to time. However, no amendment will be effective unless approved by our shareholders within twelve months of its adoption by the Board if the amendment would require shareholder approval for the 2003 Plan to comply with Section 422 of the Code. Subject to the foregoing, the Board may amend the 2003 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under Section 422 of the Code, or to bring the 2003 Plan or any option granted thereunder into compliance with the Code.
Federal Income Tax Information
      Incentive Stock Options. We intend for the incentive stock options awarded under the 2003 Plan to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the optionee or us by reason of the awarding or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.
      If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date of award, and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of: (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the excess of the amount the optionee realizes upon the sale of the stock (over the exercise price). The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee has held the stock. Long-term capital gains are generally subject to lower tax rates than short-term capital gains and ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.
      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.
      Nonstatutory Stock Options. There are no tax consequences to the optionee or us by reason of the awarding of a nonstatutory stock option. However, upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights.
      Restricted Stock Awards. Upon receipt of a restricted stock award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. Nevertheless, to the extent the stock award is subject to certain types of deferral or vesting restrictions, the taxable event (for purposes of income tax) will be delayed until the vesting occurs or the stock is issued, unless the recipient makes a timely election under Section 83(b) of the Code (an “83(b) election”). In addition, social security contributions will be due at the time vesting occurs (notwithstanding a timely decision by the recipient to defer delivery of the shares). If the recipient of a restricted stock award makes a timely 83(b) election, the recipient will be required to include in income as ordinary income the fair market value of the shares of stock on the date of the award of the restricted stock, less any purchase price to be paid for the stock. If the recipient subsequently forfeits the restricted stock award (or a portion), the recipient will not receive any deduction for the amount previously treated as ordinary income. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount he or she paid for such stock, plus any amount already recognized as ordinary income. This gain or loss generally will be long-term or short-term depending on how long the optionee held the stock.

      Under certain circumstances the awards may be subject to Section 409A of the Code subjecting the recipient to including the value of an award as taxable income prior to the time the shares are issued. Failure to comply with Section 409A of the Code may also result in different tax consequences for the recipient, including an increased tax rate and interest.
      Potential Limitation on Our Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Asyst, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations promulgated under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is awarded by a compensation committee comprising solely two or more “outside directors,” the option plan contains a per-employee limitation on the number of shares for which options may be awarded during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the award date.
      Compensation attributable to a restricted stock award will qualify as performance-based compensation, provided that: (a) the award is made by a compensation committee comprising solely two or more “outside directors;” (b) the award is made or exercisable only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (c) the compensation committee certifies in writing prior to the awarding or exercisability of the award that the performance goal has been satisfied; and (d) prior to the award or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.
Number of Awards Granted
      The number of awards that may be made in the future to eligible participants under the 2003 Plan is in the discretion of the plan administrator and therefore cannot be determined in advance.
      The following table sets forth: (a) the aggregate number of shares subject to options and restricted stock awards to the individuals and groups indicated below under the 2003 Plan since its inception through June 30, 2005; and (b) the average per share exercise price of such aggregate number of options awarded.

	Number of Shares	Number of Shares	Average Exercise
	of Restricted	Underlying Options	Price per Option
Name of Individual or Group	Stock Awarded (#)	Granted (#)	Share Granted ($)

Stephen S. Schwartz, Ph.D.	70,000	200,000	6.20
Anthony C. Bonora	32,500	90,000	6.94
Warren C. Kocmond, Jr.	65,000	250,000	6.25
Robert J. Nikl	35,000	225,000	4.83
Steve Debenham	22,500	185,000	10.38
Current executive officers as a group (the above 5 individuals)	225,000	950,000	5.97
Non-employee directors	141,915	—	—
All employees, including officers other than executive officers, as a group (and excluding non-employee directors)	5,000	514,850	6.69

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain information as of our fiscal year end, March 31, 2005, with respect to all of our equity compensation plans then in effect.

				Number of Securities
				Remaining Available
	Number of Securities			for Issuance Under
	to be Issued upon		Weighted-Average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
	Warrants and Rights		Warrants and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	5,213,140	(1)	$10.22	1,314,550	(2),(3)
Equity compensation plans not approved by security holders	1,614,113		$9.32	218,542	(4)
Total	6,827,253	(5)	$10.00	1,178,592

(1)	We have four equity compensation plans approved by shareholders under which awards remain outstanding: 2003 Plan, 1993 Employee Stock Option Plan, 1993 Non-Employee Directors’ Stock Plan, and 1993 Employee Stock Purchase Plan. The column (a) number does not include 1993 Employee Stock Purchase Plan shares or previously issued shares of restricted stock.

(2)	Of these shares, 354,500 remain available as of March 31, 2005 for purchase under our 1993 Employee Stock Purchase Plan, and 960,050 remain available as of March 31, 2005 for issuance under future awards from our 2003 Plan. The latter number does not include the indefinite number of additional shares that may become available for future award under the 2003 Plan due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve. The 2003 Plan previously provided that up to 20%, or 380,000 shares, of its 1,900,000 shares authorized for issuance may be awarded as restricted stock. Subject to shareholder approval, this limit is to be increased to 30%, or 1,170,000 shares, of the proposed 3,900,000 shares authorized for issuance.

(3)	The 1993 Employee Stock Option Plan and 1993 Non-Employee Directors’ Stock Plan have expired or been terminated, and no shares remain available for issuance as future awards under those expired or terminated plans.

(4)	These shares represent the number of shares available for issuance as of March 31, 2005 under future awards of stock options or restricted stock from the 2001 Non-Officer Equity Plan described below. This number does not include the indefinite number of additional shares that may become available for future award due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve.

(5)	This total includes 3,585 shares issuable under outstanding options as of March 31, 2005, with a weighted average exercise price of $3.68 that we assumed or otherwise issued outside of our other equity compensation plans in connection with our acquisition of other companies. No additional options may be awarded under any plans or other arrangements assumed in these acquisitions.
2001 Non-Officer Equity Plan
      In January 2001, our Board adopted the 2001 Non-Officer Equity Plan, and subsequently amended it in July 2001 and March 2002. The 2001 Non-Officer Equity Plan, as amended, or the 2001 Plan, has not been approved by shareholders. The 2001 Plan reserves for issuance up to 2,100,000 shares of our common stock pursuant to: (a) the exercise of options awarded under the 2001 Plan; (b) the award of stock bonuses under the 2001 Plan; and (c) the award of restricted stock under the 2001 Plan. The number of shares available for future awards under the 2001 Plan are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.
      Eligibility for Participation. Employees and consultants who are not officers or directors are eligible to receive awards under the 2001 Plan.

      Terms of Options. Nonstatutory stock options are available for award under the 2001 Plan. The exercise price of options awarded under the 2001 Plan may not be less than 85% of the fair market value of our common stock on the date of award. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 Plan may not exceed ten years.
      Options awarded under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as if the optionee remains employed until a specified date or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination as determined by the Board and provided in the respective stock option agreement.
      Terms of Stock Bonuses and Purchases of Restricted Stock. The Board determines the purchase price for a restricted stock purchase but the purchase price may not be less than 85% of the fair market value of our common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan must be paid either in cash at the time of purchase or: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. Shares of stock sold or awarded under the 2001 Plan may, but need not, be subject to a repurchase option in favor of Asyst in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan. Rights under a stock bonus or restricted stock bonus agreement may not be transferred.
      Effect of Certain Corporate Events. The 2001 Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any surviving or acquiring corporation must either assume any stock awards outstanding under the 2001 Plan, or substitute similar stock awards for those outstanding under this plan. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 Plan, or to substitute similar stock awards, then stock awards under the 2001 Plan that are held by persons then performing services as employees or as consultants for us become fully vested and exercisable, and will terminate if not exercised prior to the merger or other corporate reorganization affecting us.
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year, and our Board has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time if it determines that such a change would be in the best interests of Asyst and its shareholders.

      The following is a summary of the fees and expenses billed to Asyst by PricewaterhouseCoopers LLP for professional services with respect to Audit Fees billed for, and other listed services rendered during, the fiscal years ended March 31, 2005, and March 31, 2004:

	March 31,	March 31,
Fee Category	2005	2004

Audit Fees	$4,721,992	$1,079,867
Audit-Related Fees	—	66,549
Tax Fees	414,260	279,968
All Other Fees	—	—
Total Fees	$5,136,252	$1,426,384
      Audit Fees: This category includes fees and expenses for the audit of our annual financial statements and audit of our management’s assessment of internal control contained in our most recently filed Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, and statutory audits required by non-U.S. jurisdictions.
      Audit-Related Fees: The services in fiscal year 2004 for the fees and expenses disclosed under this category include services related to new accounting pronouncements and consulting regarding audits of government-funded programs
      Tax Fees: The services in fiscal year 2005 for the fees and expenses disclosed under this category include tax return preparation, technical tax advice, and tax compliance. The services in fiscal year 2004 for the fees disclosed under this category include tax return preparation, technical tax advice, and tax compliance.
      All Other Fees: No services in this category were rendered during fiscal year 2005 or fiscal year 2004.
      Under SEC rules governing independence of the independent registered public accounting firm, the Audit Committee of our Board must approve in advance all audit and permissible non-audit services to be provided by that accounting firm. Under these rules, the Audit Committee may adopt pre-approval policies and procedures that are detailed as to the particular service, require that the Audit Committee be informed about each service, and do not result in the delegation of the Audit Committee’s authority to management. At this time, the Audit Committee has not implemented other pre-approval policies. Notwithstanding any pre-approval policies that may be implemented, all permissible advisory services relating to internal control over financial reporting are pre-approved by the Audit Committee.
      The vote required for approval of this proposal is described under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
EXECUTIVE OFFICERS OF THE COMPANY
      Our current executive officers, and their ages and positions as of June 30, 2005, are as follows:

Name	Age	Principal Occupation

Stephen S. Schwartz	45	Chairman of the Board, Chief Executive Officer and President
Anthony C. Bonora	62	Executive Vice President, Research and Development, Chief Technical Officer and Asyst Fellow
Warren C. Kocmond, Jr.	45	Senior Vice President, Chief Operating Officer
Robert J. Nikl	50	Senior Vice President, Chief Financial Officer
Steve Debenham	43	Vice President, General Counsel and Secretary

      Biographical information for Dr. Schwartz is set forth under Proposal 1, above.
      Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division.
      Mr. Kocmond joined Asyst in April 2004 as Senior Vice President, Worldwide Manufacturing Operating, and was appointed by our Board as Chief Operating Officer in May 2005. From March 1999 to April 2004, Mr. Kocmond served in several management positions with Applied Materials, Inc., a supplier of products and services to the global semiconductor industry, most recently from 2000 as Corporate Vice President in Applied Materials’ Product Transition, Customer Productivity and Global Services groups. Prior to joining Applied Materials, from November 1997 to March 1999, Mr. Kocmond was Vice President, Manufacturing, for ETEC Systems, Inc., and from July 1992 to November 1997 he was Director of Manufacturing, High-end Operations, as well as holding other responsibilities, for Silicon Graphics, Inc. Prior to his work at Silicon Graphics, Mr. Kocmond held various manufacturing and engineering management positions from December 1983 to July 1992 with MIPS Computer, Hewlett-Packard Co., and Lockheed Missiles & Space Co.
      Mr. Nikl joined Asyst in September 2004 as Senior Vice President, Chief Financial Officer. Prior to joining Asyst, Mr. Nikl held several positions from 1994 to 2003 in finance, operations management and administration with Solectron Corporation, a provider of electronics manufacturing and integrated supply chain services, most recently as corporate vice president, finance, of global operations from 1999 to November 2003. Prior to joining Solectron in 1994, Mr. Nikl held a number of senior financial management positions for Xerox Corporation, including Vice President, Finance, for Xerox Engineering Services. Mr. Nikl is a certified public accountant with active licenses in the states of California and New York.
      Mr. Debenham joined Asyst in September 2003 as Vice President, General Counsel and Secretary, and is Asyst’s Chief Compliance Officer. From May 2000 to June 2003, Mr. Debenham was with myCFO, Inc., a financial services firm, most recently as its Senior Vice President, General Counsel and Chief Development Officer. From April 1998 to April 2000, Mr. Debenham was Assistant General Counsel with Lam Research Corporation, a semiconductor equipment manufacturer. Prior to joining Lam, Mr. Debenham was in private practice from December 1989 to April 1998 with the law firm of Jackson Tufts Cole & Black, LLP, most recently as a partner with its Litigation Practice Group.
      There are no family relationships among any of our directors or executive officers.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2005 by:

•	each incumbent director and nominee for director;

•	each of the named executive officers;

•	all of our current executive officers and directors and nominees for director as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5%) of our common stock.
Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days after June 30, 2005, as well as shares of our common stock represented by restricted stock units whose right to distribution will have vested within 60 days after June 30, 2005 (but whose distribution a recipient may have elected to defer). These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 47,776,961 shares of our common stock outstanding as of June 30, 2005.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares (#)	Total (%)

Wellington Management Company LLP(2)	6,500,850	13.61%
75 State Street
Boston, MA 02109
Galleon Management, L.P.(3)	3,288,082	6.88%
135 East 57th Street, 16th Floor
New York, NY 10022
Stephen S. Schwartz(4)	763,045	1.60%
Anthony C. Bonora(5)	452,260	*
Warren C. Kocmond, Jr.(6)	70,000	*
Robert J. Nikl(7)	—	*
Steve Debenham(8)	79,385	*
Stanley Grubel(9)	108,164	*
Tsuyoshi Kawanishi(10)	60,168	*
Robert A. McNamara(11)	95,198	*
Anthony E. Santelli(12)	59,258	*
William Simon(13)	875	*
Walter W. Wilson(14)	112,164	*
All current directors and executive officers as a group (11 persons)(15)	1,800,517	3.77%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders, and Schedules 13G filed with the SEC. Schedule 13G provides information as to beneficial ownership only as of their dates of filing, and, consequently, the beneficial ownership of Asyst’s principal shareholders may have changed between such dates and June 30, 2005. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, Asyst believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	In an amended Schedule 13G filed February 14, 2005, Wellington Management Company LLP, in its capacity as investment adviser, reports shared voting power over 3,474,750 shares, and shared dispositive power over 6,500,850 shares, which are reportedly held of record by clients of Wellington Management Company LLP.

(3)	In a Schedule 13G filed June 15, 2005, Galleon Management, L.P., Galleon Management L.L.C., and Raj Rajaratnam report shared voting and dispositive power over the shares listed in the table. Galleon Advisors, L.L.C. and Galleon Captains Partners, L.P. also report shared voting and dispositive power over 645,212 of these shares, and Galleon Captains Offshore, Ltd. reports shared voting and dispositive power over 2,642,870 of these shares.

(4)	Includes 709,464 shares subject to stock options exercisable within 60 days of June 30, 2005.

(5)	Includes 415,750 shares subject to stock options exercisable within 60 days of June 30, 2005.

(6)	Includes 55,000 shares subject to stock options exercisable within 60 days of June 30, 2005.

(7)	Includes no shares subject to stock options exercisable within 60 days of June 30, 2005.

(8)	Includes 70,885 shares subject to stock options exercisable within 60 days of June 30, 2005.

(9)	Includes 99,500 shares subject to stock options exercisable within 60 days of June 30, 2005.

(10)	Includes 51,504 shares subject to stock options exercisable within 60 days of June 30, 2005.

(11)	Includes 47,500 shares subject to stock options exercisable within 60 days of June 30, 2005. Includes also 30,004 shares held by ADP Marshall, a subsidiary of the Fluor Daniel division of Fluor Corporation. Mr. McNamara is Senior Group Executive of Fluor Corporation, and disclaims beneficial ownership of these shares held by ADP Marshall.

(12)	Includes 39,062 shares subject to stock options exercisable within 60 days of June 30, 2005.

(13)	Includes 875 shares represented by restricted stock units whose right to distribution will have vested within 60 days after June 30, 2005 (but whose distribution Mr. Simon has elected to defer). Mr. Simon joined our Board effective January 12, 2005.

(14)	Includes 103,500 shares subject to stock options exercisable within 60 days of June 30, 2005. Includes 3,500 shares represented by restricted stock units whose right to distribution will have vested within 60 days after June 30, 2005 (but whose distribution Mr. Wilson has elected to defer).

(15)	Includes an aggregate of: (a) 1,592,165 shares beneficially owned by all current directors and executive officers that are subject to options exercisable within 60 days of June 30, 2005; (b) 4,375 shares represented by restricted stock units whose right to distribution will have vested within 60 days after June 30, 2005 (but whose distribution the recipient has elected to defer), and (c) 30,004 shares held by an entity affiliated with a non-management director, but beneficial ownership over which the director disclaims.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that (a) executive officer Mr. Schwartz filed a Form 5 to report an amendment to extend to ten years the term of one of his existing stock option awards, which amendment should have been reported earlier pursuant to a Form 4, and (b) director Mr. McNamara untimely filed a Form 4 to report an award in August 2004 of shares of the Company’s common stock.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
      The following table shows for the fiscal years ended March 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer, and our other four most highly compensated executive officers as of March 31, 2005 (the “Named Executive Officers”):

					Long Term Compensation Awards

					Awards		Payouts

		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Awards ($)(2)	Options (#)	Payouts ($)	Compensation ($)

Stephen S. Schwartz(3)	2005	330,000	—		—	100,000	—	1,098	(4)
Chairman of the Board,	2004	305,692	—		—	280,000	—	809	(4)
President and Chief	2003	217,095	—		—	75,000	—	520	(4)
Executive Officer
Anthony C. Bonora	2005	260,000	30,675		—	60,000	—	200,012	(5)
Executive Vice President,	2004	245,000	—		—	115,000	—	18,500	(6)
Research and Development,	2003	201,900	—		—	65,000	157,250	3,209	(6)
Chief Technical Officer
Warren C. Kocmond, Jr.(7)	2005	249,615	150,000	(8)	196,800	220,000	—	831	(4)
Senior Vice President,	2004	—	—		—	—	—	—
Chief Operating Officer	2003	—	—		—	—	—	—
Robert J Nikl(9)	2005	135,558	—		—	200,000	—	556	(4)
Senior Vice President,	2004	—	—		—	—	—	—
Chief Financial Officer	2003	—	—		—	—	—	—
Steve Debenham	2005	214,988	—		—	50,000	—	651	(11)
Vice President, General	2004	115,500	45,000	(10)	—	100,000	—	256	(11)
Counsel and Secretary	2003	—	—		—	—	—	—

(1)	Our officers are eligible for annual cash bonuses under the terms of our Executive Bonus Plan. Payments of bonuses are based upon achievement of specified company financial and individual performance objectives determined at the beginning of each fiscal year by our Board and its Compensation Committee. Company financial objectives are based, in part, on our operating budget and results of operations.

(2)	These amounts represent the closing market value of the awarded shares of restricted stock, determined as of the date of grant.

(a)	Mr. Kocmond was awarded 30,000 shares of restricted stock in April 2004 in conjunction with commencement of his employment. The award vests as follows: 50% of the shares subject to the award vests on the first anniversary of the award date, and 25% of the shares subject to the award vests on each of the second and third anniversaries of the award date.

At March 31, 2005, the number and value of the aggregate holdings of unvested restricted stock of the Named Executive Officers were as follows, based on a closing market value of $4.79 on that date:

Named Executive Officer	Unvested Restricted Shares Held (#)	Value as of March 31, 2005 ($)

Warren C. Kocmond, Jr.	30,000	143,700
       Holders of shares of restricted stock are entitled to receive dividends, if any.

(3)	Dr. Schwartz was appointed our President and Chief Executive Officer in August 2002, and the Chairman of our Board in January 2003.

(4)	Consists of premiums for term life and supplemental disability insurance.

(5)	Consists of (i) a $197,679 distribution of previously earned salary but deferred to our Executive Deferred Compensation Program and (ii) payments of $2,333 under our inventor incentive compensation program as consideration for assignment to us of rights to patentable inventions developed during employment.

(6)	Consists of payments under our inventor incentive compensation program as consideration for assignment to us of rights to patentable inventions developed during employment.

(7)	Mr. Kocmond was appointed Senior Vice President, Worldwide Operations, in April 2004, and confirmed as our Chief Operating Officer in May 2005.

(8)	In conjunction with commencement of his employment in April 2004, Mr. Kocmond was provided a guaranteed payment of $150,000 under the Company’s Executive Bonus Plan for our fiscal year 2005. This payment was made to Mr. Kocmond in October 2004.

(9)	Mr. Nikl commenced his employment as an executive officer in September 2004.

(10)	Consists of a sign-on bonus.

(11)	Consists of premiums for term life, supplemental disability insurance, and health club membership dues.
Stock Option Grants and Exercises
      We have awarded options and restricted stock to our executive officers under our 1993 Stock Option Plan and 2003 Equity Incentive Plan. As of June 30, 2005, options to purchase a total of 4,055,868 shares were outstanding under the 1993 Plan, and options to purchase 1,419,707 shares were outstanding under the 2003 Plan. On June 22, 2003, the 1993 Plan expired; therefore, no shares are available for future grant under that plan.
      The following tables show for the fiscal year ended March 31, 2005, certain information regarding options awarded to and exercised by the Named Executive Officers during the fiscal year, and held at fiscal year end by the Named Executive Officers:
Option Grants in Last Fiscal Year

					Potential Realizable
		Percentage of			Value at Assumed
		Total Options			Annual Rates of Stock
	Number of	Granted to			Price Appreciation for
	Securities Underlying	Employees in	Exercise		Option Term(4)
	Options Granted	Fiscal Year	Price	Expiration
Name	(#)(1)	(%)(2)	($/Sh)(3)	Date	5% ($)	10% ($)

Stephen S. Schwartz	100,000	5.9	8.44	5/10/2014	522,360	1,318,981
Anthony C. Bonora	60,000	3.5	8.44	5/10/2014	313,416	791,389
Warren C. Kocmond, Jr.	220,000	12.9	6.56	4/30/2014	907,621	2,300,089
Robert J. Nikl	200,000	11.7	4.94	9/22/2014	336,015	762,302
Steve Debenham	50,000	2.9	8.44	5/10/2014	261,180	659,490

(1)	Consists of:

(a)	awards in May 2004 of options to purchase shares of our common stock as follows: 100,000 shares to Dr. Schwartz, 60,000 shares to Mr. Bonora, and 50,000 shares to Mr. Debenham, with each award vesting as follows: 50% as of March 25, 2005, 25% as of March 25, 2006 and the remaining 25% as of March 25, 2007;

(b)	an award in April 2004 to Mr. Kocmond of an option to purchase 220,000 shares of our common stock, in conjunction with commencement of his employment. The award vests ratably on each of the first four (4) anniversaries of March 25, 2004;

(c)	an award in September 2004 to Mr. Nikl of an option to purchase 200,000 shares of our common stock, in conjunction with commencement of his employment. The award vests ratably on each of the first four (4) anniversaries of the date of commencement of his employment;

The term of each option is generally ten years; however, the option awarded to Mr. Nikl and all options awarded under the 2003 Plan as of or after September 2004 are subject to a six-year term.

(2)	Based on an aggregate of 1,703,058 options awarded to directors and employees of Asyst in fiscal year 2005, including the Named Executive Officers.

(3)	The exercise price per share of each option is equal to the fair market value of the underlying stock on the date of the award.

(4)	The potential realizable value is calculated based on the actual term of the option at its time of award, which is 6 years for options awarded under the 2003 Plan after September 2004, and 10 years for previous option awards. It is calculated by assuming that the stock price on the date of award appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.
Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values, as of March 31, 2005

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
	Shares	Value	Options at FY-End (#)	at FY-End ($)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Stephen S. Schwartz	—	—	619,285/285,715	0/0
Anthony C. Bonora	—	—	396,000/152,500	135,250/0
Warren C. Kocmond, Jr.	—	—	55,000/165,000	0/0
Robert J. Nikl	—	—	0/200,000	0/0
Steve Debenham	—	—	65,690/84,310	0/0

(1)	Based on the fair market value of our common stock as of the date of exercise, minus the exercise price of the option.

(2)	Based on the fair market value of our common stock as of March 31, 2005, which was $4.79, minus the exercise price of the option.
Employment, Severance and Change of Control Agreements
      In January 2001, we entered into an at-will employment letter agreement with Dr. Schwartz, initially to join Asyst as its Senior Vice President, Product Groups. Under the terms of the agreement, Dr. Schwartz receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The employment agreement also provided for an award to Dr. Schwartz to purchase 225,000 shares of our common stock vesting over four years from the date of award, and an additional award to purchase 150,000 shares of our common stock which would vest five years and three months from the award date (or upon the earlier achievement of agreed performance objectives). Dr. Schwartz would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In August 2004, the 150,000 share option award was amended to extend the term from six to ten years. In May 2005, the Compensation Committee set Dr. Schwartz’s base salary at $375,000 and target bonus at up to 125% of base salary.
      In April 2004, we entered into an at-will employment letter agreement with Mr. Kocmond to join Asyst as its Senior Vice President, Worldwide Manufacturing Operations. Under the terms of the agreement, Mr. Kocmond receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The agreement provided that his initial $150,000 target bonus would be guaranteed, and that bonus for fiscal year 2005 was paid to Mr. Kocmond in October 2004. The agreement (as subsequently corrected) also provided for an award to Mr. Kocmond to purchase 220,000 shares of our common stock vesting over four years from the award date, and an additional restricted stock award of 30,000 shares of our common stock (with 50% of the shares subject to the award vesting on the first anniversary of the award date and 25% of the shares subject to the award vesting on each of the second and third anniversaries of the award date). In addition, because Mr. Kocmond has completed twelve months of employment with Asyst in good standing, vesting of all shares subject to the award will be accelerated in full as of the date Mr. Kocmond’s employment is terminated for any reason (whether by the Company, or Mr. Kocmond). Mr. Kocmond would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In May 2005, the Compensation Committee set Mr. Kocmond’s base salary at $300,000 and target bonus at up to 75% of base salary.
      In September 2004, we entered into an at-will employment letter agreement with Mr. Nikl to join Asyst as its Senior Vice President, Chief Financial Officer. Under the terms of the agreement, Mr. Nikl receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The agreement also provided for an award to Mr. Nikl to purchase 200,000 shares of our common stock vesting over four years from the date of award, and an additional restricted stock award of 15,000 shares of our common stock (with one-half of the shares subject to the award vesting on each of the third and fourth anniversaries of the award date). Mr. Nikl would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In May 2005, the Compensation Committee set Mr. Nikl’s base salary at $265,000 and target bonus at up to 75% of base salary.
      In August 2003, we entered into an at-will employment letter agreement with Mr. Debenham to join Asyst as its Vice President and General Counsel. Under the terms of the agreement, Mr. Debenham receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The agreement also provided for an award to Mr. Debenham to purchase 100,000 shares of our common stock, 1/42 of which award vests and becomes exercisable per month, commencing as of the seventh month following the date of commencement of his employment. Under the agreement, the award was subject to approval of our Board. Mr. Debenham also received a bonus of $45,000 in conjunction with commencement of his employment. The bonus is re-payable to Asyst in the event Mr. Debenham voluntarily terminates his employment within two years. Under the agreement, Mr. Debenham would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In May 2005, the Compensation Committee set Mr. Debenham’s base salary at $225,000 and target bonus at up to 50% of base salary.
      In May 2005, the Compensation Committee set for Mr. Bonora a base salary at $275,000 and target bonus at up to 75% of base salary. Asyst has not otherwise entered into an employment agreement with Mr. Bonora.
      We have entered into Change in Control Agreements with each of Dr. Schwartz (October 2003), Mr. Bonora (January 2005), Mr. Kocmond (April 2004) and Mr. Nikl (January 2005). Under each agreement, the officer will be entitled to certain compensation and benefits in the event his employment is terminated, without cause or under certain circumstances identified in the agreement, within the two-year period following a change in control of our company. The compensation and benefits may include the officer’s base salary, annual or discretionary bonus, unused vacation, unreimbursed business expenses, deferred compensation, and other compensation and benefits accrued or earned through the date of termination of his employment. In addition, the officer may also receive under the agreement: (a) compensation equal to two times the sum of (x) his annual base salary and (y) the average of his annual bonuses for the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested stock options, with up to 12 months following termination of his employment to exercise stock options held by the officer (and, in the case of Dr. Schwartz, 24 months following termination of his employment to exercise certain options covering 375,000 shares). The agreement remains in effect for two years (provided a change in control has not occurred within that two-year period).
      In the event of an acquisition of Asyst or certain other corporate transactions, as defined in our 2003 Plan or 1993 Employee Stock Option Plan, any surviving or acquiring corporation may assume or continue awards outstanding under the plans or may substitute similar awards. If any surviving or acquiring corporation does not assume or continue such awards, or substitute similar awards, then with respect to awards held by participants whose service with Asyst or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
Committee Membership and Process
      Consistent with the listing requirements of the Nasdaq Stock Market, our Compensation Committee (the “Committee”) consists of two independent directors. In fulfilling its responsibilities regarding executive compensation, the Committee meets regularly without Company personnel in attendance, except by invitation as a particular meeting agenda may require, consults with independent compensation consultants and utilizes outside survey data. The Committee has the sole authority to retain consultants and determine the scope of their services, as it may deem appropriate in its discretion, and to approve their related fees and retention terms.
      The Committee’s responsibilities include salaries, bonuses and equity compensation for the Company’s executive officers, as well as stock ownership programs and other long-term incentive programs for all employees. A copy of the Committee’s charter may be found on the Company’s external website at http://investor.asyst.com.
      In discharging the responsibilities of our Board regarding executive compensation, the Committee annually reviews corporate policies, approves Company and individual performance goals, evaluates executive officer performance against these pre-set goals and confirms the forms and amounts that comprise each individual’s compensation. The Committee also oversees the administration of our cash and non-cash compensation policies, including stock-based and other incentive plans, for executive officers and employees of, and advisors and consultants to, Asyst and our subsidiaries and affiliated entities.
      Additionally, the Committee recommends to the Board the cash and non-cash compensation policies for non-employee members of our Board, and performs such other functions as the Board may delegate to it, including oversight of management succession planning.
Compensation Philosophy
      Our overall compensation program seeks to align compensation with the achievement of Asyst’s business objectives and individual performance against these objectives. It also seeks to enable Asyst to attract, retain and reward executive officers and other key employees who contribute to our success and to incentivize them to enhance long-term shareholder value. In reviewing the components of compensation for each executive officer, the Committee emphasizes pay for performance on an annual basis and over the long term.
      To implement this philosophy, the total compensation program is designed to be competitive with the programs of other companies of comparable revenue size in the semiconductor capital equipment industry and selected companies with which the Company competes for customers and executives, and to be fair and equitable to both the Company and the executives. Consideration is given to each executive’s overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential, and the combined value of these factors to the Company’s long-term performance and growth.
      Base Salary. The Committee annually reviews each executive officer’s base salary, making an objective assessment of individual and corporate performance, level of responsibility, prior experience, breadth of knowledge, current performance, and the competitive marketplace for comparable executive talent. Generally, the Committee targets executive base salary at or near the average base pay surveyed for comparable positions of similarly sized technology companies. Salary ranges for the Company’s executive officers are comparable to salary ranges of executives at companies of similar size, as reported in data available to the Committee.

      Weighting these factors may vary in determining a particular individual’s compensation. In light of business conditions during the Company’s fiscal year 2005, the Committee did not make any general adjustments in executive officer salaries other than for reasons of internal equity or in connection with increases in responsibility.
      Annual Incentives. In addition to salary, each executive officer is eligible for an annual bonus under the Company’s general executive bonus plan. Bonuses are paid for attainment of: (a) specific performance goals established for each executive officer at the beginning of each year, and (b) one or more Company-wide performance goals that the Committee may view as important drivers of the Company’s near and long-term strategic initiatives — for example, increasing profitability, gross margins, market share, earnings per share and shareholder equity. Each year, the Committee adjusts the individual and Company-wide performance goals in light of general business conditions and the Company’s corporate strategies for the year. As a result, actual bonuses paid (if any) will vary depending on actual performance, and from year-to-year. In addition, the bonus plan may reward in any year over-achievement of individual and/or Company goals with bonus payments significantly above survey averages.
      The Committee may act on the CEO’s recommendations with respect to officer compensation; however, the Committee independently determines the CEO’s pay level and incentives.
      For fiscal year 2005, the Committee determined that each of the executive officers met substantially his individual performance objectives; however, the Committee determined no performance-based bonuses would be paid inasmuch as the corporate financial objectives for the year were not met.
      Long-Term Incentive Compensation. Our long-term incentive program currently consists of (a) the 2003 Equity Incentive Plan, (b) the 2001 Non-Officer Equity Plan, and (c) the Long-Term Incentive Compensation Plan (“LTIP”), adopted in 1998 and approved by our shareholders.
      The 2003 Equity Incentive Plan and 2001 Non-Officer Equity Plan utilize both time and performance-based vesting of option and stock awards to encourage key employees to continue in our employ and to provide incentives to increase long-term shareholder value. In determining option and stock awards, the Committee considers the individual’s performance and potential to enhance shareholder value as well as competitive practices among companies in Asyst’s peer group. The Committee may also consider the number, value and vesting of an individual’s outstanding options.
      In fiscal year 2005, the Committee approved awards of 630,000 stock option shares and 30,000 shares of restricted stock to our named executive officers, as part of new hire and long-term retention incentives.
      Compensation payable under the LTIP is based on long-term corporate performance, thus aligning the interests of executive officers with the interests of shareholders. The LTIP provides for the award of participation interests to our key employees as designated by the Committee. LTIP participation interests are subject to vesting over a number of years, and their value is determined with reference to increases in our earnings per share from year to year. Thus, they afford an incentive for the achievement of superior performance over time and foster the retention of key management personnel. No awards were made under the LTIP during fiscal year 2005.
      Additionally, the 1993 Employee Stock Purchase Plan enables key employees of Asyst, and any employee of any parent or subsidiary of Asyst designated by the Board to participate in the Purchase Plan, to purchase our common stock through payroll deductions.
      The Committee also oversees and reviews with management the compensation programs generally offered to our employees, such as our profit-sharing and 401(k) deferral programs.
Chief Executive Officer Compensation
      Dr. Schwartz was appointed Chief Executive Officer (“CEO”) in August 2002. His compensation is determined in accordance with the principles stated above.

      For fiscal year 2005 the Committee set Dr. Schwartz’s annual salary at $330,000. It took into account the scope of his responsibilities, experience in the industry, the compensation of CEOs of companies in Asyst’s peer group, and its confidence in him to continue to lead Asyst’s operational and strategic development.
      In fiscal year 2005, Dr. Schwartz was awarded a stock option to purchase 100,000 shares of our common stock at fair market value on the award date. These shares vest and become exercisable as follows: 50% on March 25, 2005; 25% on March 25, 2006 and the remaining 25% on March 25, 2007. In addition, the Committee amended the term of an outstanding option previously awarded to Dr. Schwartz to purchase 150,000 shares of our common stock. The option is exercisable at a price currently significantly above the trading value of the common stock and, by its original terms, would have terminated on April 24, 2006. The Committee extended the term of the option to January 23, 2011 (10 years from the award date) in order to maintain the value of the award as a retention incentive. In all other respects, the terms and conditions of the option award remain the same.
      In evaluating Dr. Schwartz’s performance for fiscal year 2005, the Committee determined that, although he had met his individual objectives for the year, no bonus was earned because the corporate financial objectives for the year were not met. As a result, the total cash compensation for our Chief Executive Officer was substantially below our targeted level for fiscal year 2005.
Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code (the “Code”) limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its CEO and four other most highly compensated employees unless the compensation is “performance-based.” Performance-based compensation must be based on the achievement of pre-established, objective performance goals under a plan approved by shareholders.
      In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction should the compensation of the CEO or any other covered employee described above exceed $1 million in any year, the Company’s LTIP and 2003 Equity Incentive Plan were submitted to and approved by shareholders at the Company’s 1998 and 2003 annual meetings, respectively, so that amounts earned thereunder by certain employees may qualify as performance-based.
      The Committee believes that, at the present time, the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit is not likely to exceed $1 million. Nevertheless, the Committee has determined that options (but not restricted stock) awarded under the 2003 Plan should be treated as performance-based compensation, provided such options had an exercise price at least equal to the fair market value of Asyst common stock on the award date. The Committee has also determined that awards under our LTIP should also be treated as performance-based compensation under Section 162(m) of the Code.

Compensation Committee

Anthony E. Santelli, Chair
Stanley Grubel

PERFORMANCE MEASUREMENT COMPARISON
      The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 2000, for: (a) Asyst common stock; (b) the Media General Industry Group 355 Index — Special Industry Machinery, except Metalworks, a published index, or the SIC Code Index; and (c) the Nasdaq Market Index. All values assume reinvestment of the full amount of all dividends, and are calculated as of March 31st of each year:
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ASYST TECHNOLOGIES, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX
ASSUMES $100 INVESTED ON APR. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING MAR. 31, 2005

	4/1/2000	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005

Asyst Technologies, Inc.	$100.0	$22.22	$31.11	$9.27	$14.65	$8.19

SIC Code Index	$100.0	$51.94	$63.65	$27.44	$49.09	$41.08

Nasdaq Market Index	$100.0	$41.16	$41.67	$30.56	$45.62	$45.82

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
      This year, a number of brokers with account holders who are Asyst shareholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you notify Asyst or your broker that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker directly or direct your written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538, or contact Investor Relations, Asyst Technologies, Inc., at (510) 661-5000. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Asyst will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents were delivered.
OTHER MATTERS
      Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with his or her best judgment, including adjournment (if any) of the meeting.
      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2005, including financial statements, financial schedules and list of exhibits, is available without charge upon written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

By Order of the Board of Directors

Steve Debenham
Secretary
July 15, 2005

APPENDIX A
ASYST TECHNOLOGIES, INC.
2003 EQUITY INCENTIVE PLAN
(As Proposed to be Amended)
Initially Adopted on July 22, 2003 and approved by shareholders on September 23, 2003.
Amended by shareholders on September 21, 2004
Amendment approved by shareholders on August [     ], 2005
Termination Date: July 21, 2013

1.	Purposes
      (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
      (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of our Common Stock through the granting of the following Stock Awards:

(i) Incentive Stock Options,

(ii) Nonstatutory Stock Options and

(iii) Restricted Stock Awards.
      (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions
      (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).
      (d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
      (e) “Code” means the Internal Revenue Code of 1986, as amended.
      (f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).
      (g) “Common Stock” means the common stock of the Company.
      (h) “Company” means Asyst Technologies, Inc., a California corporation.
      (i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
      (j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as

Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
      (k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
      (l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
      (m) “Director” means a member of the Board.
      (n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
      (o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
      (p) “Entity” means a corporation, partnership or other entity.
      (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.
      (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
      (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (u) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
      (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
      (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
      (y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
      (z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
      (aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
      (bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
      (cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
      (dd) “Plan” means this Asyst Technologies, Inc. 2003 Equity Incentive Plan.
      (ee) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a) of the Plan.
      (ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
      (gg) “Securities Act” means the Securities Act of 1933, as amended.
      (hh) “Stock Award” means any right granted under the Plan, including an Option, or a Restricted Stock Award.
      (ii) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (jj) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
      (kk) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration
      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).
      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
      (c) Delegation to Committee.
      (i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
      (ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

      (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
      (e) Prohibition on Repricings. The Board may not, without the approval of the Company’s shareholders, (1) amend the option to reduce the exercise price of any outstanding Option under the Plan, (2) cancel any outstanding Option under the Plan and then grant in substitution thereof a new Option or other Stock Award under the Plan covering the same or a different number of shares of Common Stock.
      (f) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Santa Clara County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	Shares Subject to the Plan
      (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million, nine hundred thousand (3,900,000) shares of Common Stock.(1)
      (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, such Stock Award or the shares of Common Stock forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be three million, nine hundred thousand (3,900,000) shares of Common Stock.(1)
      (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
      (d) Limits on Grants of Restricted Stock Awards. No more than thirty percent (30%) of the share reserve provided in Section 4(a) shall be granted as Restricted Stock Awards.

5.	Eligibility
      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
      (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than four hundred thousand (400,000) shares of Common Stock during any calendar year.

      1 This figure includes one million (1,000,000) shares originally authorized under the Plan, as adopted on July 22, 2003 and approved by our stockholders on September 23, 2003, and an additional nine hundred thousand (900,000) shares authorized by our Board on July 14, 2004 and approved by our stockholders on September 21, 2004, and an additional two million (2,000,000) shares authorized by our Board on June 29, 2005 and approved by our stockholders on August [     ], 2005.

      (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions
      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of six (6) years from the date on which it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Restricted Stock Awards
      Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Company Stock (or such higher amount required by law). A Restricted Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

(b) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) at the discretion of the Board, by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware Corporation Law.

(c) Vesting. Shares of Common Stock acquired under the Restricted Stock Award agreement must be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The vesting schedule must at a minimum be (i) for three years for shares that vest based on continued service to the Company and (ii) for one year for shares that vest based upon the accomplishment of performance criteria (where such performance criteria are determined by the Board, in its discretion).

(d) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award agreement.

(e) Transferability. Rights to purchase or receive shares of Common Stock granted under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

8.	Covenants of the Company
      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock
      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous
      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
      (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.
      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.	Adjustments Upon Changes in Stock
      (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
      (c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
      (d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards
      (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.
      (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
      (e) Amendment of Stock Awards. Except as provided for in Section 3(e) of the Plan, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan
      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan
      The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law
      The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PROXY CARD

ASYST TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 23, 2005

     The undersigned hereby appoints Stephen S. Schwartz, Ph.D., Robert J. Nikl and Steve Debenham, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc., to be held at the offices of Asyst Technologies, Inc., located at 48761 Kato Road, Fremont, CA 94538 on Tuesday, August 23, 2005, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

—DETACH HERE—

PROXY CARD

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

	Nominees:	(01) Stephen S. Schwartz, Ph.D.	(02) Stanley Grubel

		(03) Tsuyoshi Kawanishi	(04) Robert A. McNamara

		(05) Anthony E. Santelli	(06) William Simon

(07) Walter W. Wilson

	☐ FOR all nominees listed above (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE BELOW

☐ To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 BELOW.

PROPOSAL 2:	To approve amendments to our 2003 Equity Incentive Plan to: (a) increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for award as incentive stock options, from 1,900,000 shares to 3,900,000 shares, and (b) increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be awarded as restricted stock from 20% to 30%.

	☐FOR	☐AGAINST	☐ABSTAIN

PROPOSAL 3:	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2006.

	☐FOR	☐AGAINST	☐ABSTAIN

Signature:

Date:

Signature:

Date:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership’s name by an authorized person.

PLEASE VOTE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.